Exhibit 3.2
                         Mirant Americas Generation, LLC

                       Limited Liability Company Agreement

     This Limited Liability Company Agreement (this "Agreement") of Mirant Americas Generation, LLC (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act, is entered into this 31st day of October, 2001, between the Company and Mirant Americas, Inc., its sole member ("Mirant Americas").

     WHEREAS, the parties hereto desire to form a limited liability company in accordance with the terms hereof;

     NOW, THEREFORE, for and in consideration of the premise and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1 Definitions.  For purposes of this  Agreement,  the following terms shall
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have the following meanings:

          (a) "Act" shall mean the Delaware Limited  Liability Company Act, Del.
               ---
Code Ann. Tit. 6 ss.ss. 18-101 et seq., as it may hereafter beamended or supplemented.


          (b)  "Certificates"  shall mean the  Certificate of Conversion and the
                ------------
Certificate of Formation of the Company filed with the Secretary of State of Delaware pursuant to ss. 266 of the General Corporation Law of Delaware and ss. 118 of the Act, respectively, as each may be amended from time to time by the Member (as hereinafter defined).

          (c) "Effective Date" shall mean the date on which the Certificates are filed with the Delaware Secretary of State.

          (d)  "Interest"  shall mean the interest of the Member in the Company,
                --------
which includes, without limitation, the Member's interest in the profits and losses of the Company, the Member's right to receive distributions of the Company's assets, and the Member's other rights and interests in respect of the Company under this Agreement and the Act, and which as of the date hereof, expressed as a percentage of all such interests in the Company, is 100%.

          (e) "Member" shall mean Mirant Americas,  any successor or assign, and
               ------
any additional members of the Company admitted pursuant to Section 14 of this Agreement. As of the date hereof, Mirant Americas is the sole member of the Company with its principal place of business at 1155 Perimeter Center West, Atlanta, Georgia 30338.

          (f) "Officers" shall have the meaning set forth in Section 10(l) hereof.

          (g) "Secretary of State" shall mean the Secretary of State of Delaware.

     2. Formation.
        ---------


          (a) In accordance with the Act, the Company shall be formed and this Agreement shall become effective upon the filing of the Certificates with the Secretary of State the "Effective Time"). Except as otherwise provided herein, the rights and liabilities of the Member in respect of the Company shall be as provided in the Act.

                  (b) Effective as of the Effective Time on the Effective Date, the Member shall be and hereby is admitted as the sole initial member of the Company, and the Member's Interest in the Company shall be and shall be conclusively deemed duly authorized and validly issued as of such time. At the sole option of the Member, the Interest may be represented by a certificate.

     3. Name. The name of the Company is Mirant Americas Generation, LLC.
        ---

     4. Purpose and Powers. The purpose of the Company is, and the Company shall
        ------------------
have the power and authority, to engage in and carry on any lawful business, purpose or activity for which a limited liability company may be formed under the Act. The Company may, and shall have all power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purpose.

     5. Principal  Office;  Registered  Office and Agent. The Company's  initial
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principal  office  shall be  located at 1155  Perimeter  Center  West,  Atlanta,
Georgia 30338 and its initial registered office shall be located at 9 East Loockerman Street, Dover, Delaware 19901. The name of its initial registered agent at that address is National Registered Agents, Inc. The Company may change its principal office, registered office, and registered agent from time to time.

     6.  Term.  The term of  existence  of the  Company  shall  commence  at the
         ----
Effective Time on the Effective Date and shall continue until the filing of a certificate of cancellation of the Company in accordance with the Act.

     7. Qualification in Other Jurisdictions.  The Officers shall have the power
        ------------------------------------
and authority, and shall be and hereby are authorized and empowered, to cause the Company to be qualified or registered to conduct business in any jurisdiction in which the Company transacts business and to be registered under any assumed or fictitious names under applicable law. The Officers shall have power and authority, and shall be and hereby are authorized and empowered, to execute, deliver and file any certificates (including, without limitation, any amendments and/or restatements thereof) necessary for the Company to qualify or register to do business in a jurisdiction in which the Company may wish to conduct business.

     8.  Accounting  Period and Tax Year.  Unless  otherwise  determined  by the
         -------------------------------
Member, the Company's accounting period and tax year shall be the calendar year.

     9. Records to be Maintained.
        ------------------------

          (a) The Company shall maintain the following records at its principal office:

               (i) A copy of this Agreement and the Certificates and all amendments to any of such documents, and executed copies of the powers of attorney, if any, pursuant to which this Agreement, the Certificates, or any amendments to any of such documents have been executed;

               (ii) Copies of such records as would enable the Member to determine the business and financial condition of the Company, the members of the Company,
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the date upon  which  each  member  became a member,  each  member's  last known mailing address and the voting rights of the members, as applicable;

               (iii) Copies of the Company's federal, foreign, state, and local income tax returns and reports, if any, for each year;

               (iv) The financial statements of the Company for each year;

               (v) True and full information regarding the amount of cash and other property or services (including the value thereof) contributed by each Member and that each Member agreed to contribute in the future; and

               (vi) Any other information required byss. 18-305 of the Act.

          (b) The Member may, at the Member's own expense, inspect and copy any Company record upon reasonable request during ordinary business hours.

     10. Management of the Company
         -------------------------

          (a)  Management by Board of Managers.  The business and  operations of
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the Company  shall be managed by or under the  direction of a Board of Managers, who shall be elected in accordance with this Section 10 (the "Board"). For purposes of this Agreement, each member of the Board shall be considered a "Manager" (as defined in ss. 18-101(10) of the Act); provided, however, that no Manager acting individually shall have the authority to bind the Board or the Company. Except as otherwise specifically set forth in this Agreement, the Board (without the consent or approval of the Member) shall have the right, authority, power and discretion to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the businesses and purpose of the Company. The acts of the Board shall bind the Company when taken within the scope of the Board's authority and discretion expressly granted hereunder.

          (b)  Authority of Member.  The Member shall have  authority to bind or
               -------------------
take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company. Notwithstanding anything to the contrary in this Agreement, without first obtaining the consent of the Member, the Company shall not and the Board shall not authorize the Company to:

               (i) sell all or substantially all of the assets of the Company;

               (ii) merge, combine or consolidate the Company with or into any other corporation, partnership, limited liability company or other entity;

               (iii) dissolve, liquidate and/or terminate the Company;

               (iv) take any action in contravention of this Agreement;

               (v) admit any additional member;
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

               (vi) institute a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as it may be hereafter amended or supplemented; or

               (vii) take any action or fail to take any action that the Member, by written notice to the Board from time to time, directs that the Company may not take or fail to take without the Member's prior consent.

          (c) Powers and Duties of the  Board.  Except as  otherwise  explicitly
              -------------------------------
provided herein and subject to Section 10(b), the Board shall have the power on behalf and in the name of the Company to implement any and all of the objectives of the Company and to exercise any and all rights and powers the Company may possess. Without limiting the foregoing general powers and duties and except as may be expressly provided otherwise by the Member by prior written notice to the Board from time to time, the Board is hereby authorized and empowered on behalf and in the name of the Company to:

          (i) direct the formulation of investment policies and strategies for the Company and select and approve the investment of Company funds in accordance with investment guidelines approved by the Member;

          (ii)   administer,   negotiate,   enforce  and/or   oversee   employee
compensation, employee benefit plans and arrangements and collective bargaining agreements and negotiations;

          (iii) open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, mutual fund and other accounts;

          (iv) engage and terminate consultants, attorneys, accountants and such other agents, employees and representatives for itself and for the Company as it may deem necessary or advisable, and authorize any such agent, employee or representative to act for or on behalf of the Company;

          (v) negotiate and enter into contracts or agreements with vendors, customers, partners and suppliers;

          (vi) subject to its ultimate responsibility for the management of the Company, delegate any of its duties hereunder to any other person or entity, and in furtherance of any such delegation, to appoint, employ, or contract with any person or entity it may in its sole discretion deem necessary or desirable for the transaction of the business of the Company, which person or entity may administer the day-to-day operations of the Company;

          (vii) institute, prosecute, settle, compromise or defend any claim, proceeding, trial, hearing, or other civil or criminal activity instituted by, on behalf of or against the Company;

          (viii) make any tax election or decision to be made by the Company under the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder; and
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

          (ix) make and perform such other agreements and undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes.

          (d) Number,  Election  and Term of Office;  Chairman.  The Board shall
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consist of no less than three (3) and no more than  fifteen  (15)  Managers,  as determined by the Member from time to time. The Managers shall be appointed by the Member. Each Manager (except in the case of death, resignation, retirement, disqualification or removal) shall serve for a period of one (1) year or until his or her successor shall have been duly appointed and qualified. The Member or the Board shall appoint from among the Managers a chairman (the "Chairman"). The Chairman shall preside at all meetings when present. A majority of Managers present at any meeting at which a quorum is present shall elect an alternate chairman to preside at such meeting if the Chairman is not present. The number of initial Managers, their names and the name of the initial Chairman are set forth on Exhibit A attached hereto.

          (e)  Removal.  Any Manager may be removed from office (with or without
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cause) by the Member in its sole and absolute discretion.  Removal action may be taken at any time, and a removed Manager's successor may be appointed to serve for the remainder of the unexpired term.

          (f) Vacancies.  A vacancy occurring in the Board may be filled for the
              ---------
unexpired term by the Member or, alternatively, the Board by an affirmative vote of a majority of the Managers remaining in office unless and until the Member appoints a successor.

          (g)  Compensation.  Managers may receive such reasonable  compensation
               ------------
for their services as may from time to time be approved by the Member. Managers may receive reimbursement of expenses, as fixed or determined by the Member. A Manager may also serve the Company in any capacity other than that of Manager and receive compensation, as determined by the Member or the Board, for services rendered in that other capacity.

          (h) Meetings of the Board.  Regular  meetings of the Board may be held
              ---------------------
without notice at such times and at such places as shall from time to time be determined by the Board. Special meetings of the Board may be called by or at the request of the Member, the Chairman or at least two (2) Managers. A special meeting of the Board shall be held on such date and at such time and place as shall be set forth in the notice thereof. Unless waived by the Managers and except in cases of emergency, the Company shall give notice to each Manager of each special meeting of the Board stating the date, time and place of the meeting. Such notice shall be given at least forty-eight (48) hours in advance by courier service, in person or by electronic means or at least ten (10) days in advance by mail. Attendance by a Manager at a meeting shall constitute waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business at the meeting. At meetings of the Board, the presence of at least one half (1/2) of the Managers then in office (but not less than two (2) Managers) shall be necessary to constitute a quorum for the transaction of business at such meeting. The act of a majority of the Managers present at a meeting at which a quorum is present at the time shall be the act of the Board.

          (i) Action by  Managers  Without a Meeting.  Any  action  required  or
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permitted to be taken at any meeting of the Board or any  committee  thereof may
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

be taken without a meeting upon approval of all of the members of the Board or such committee. Such approval shall have the same force and effect as a unanimous vote of the Board or such committee and may be evidenced by one (1) or more written consents describing the action taken.

          (j)  Participation  in Board  Meetings.  Members  of the  Board or any
               ---------------------------------
committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

          (k) Committees.
              ----------

               (i) The Member or the Board may designate one or more committees, each committee to consist of one or more Managers. The Member or the Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the authorization of the Member or the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all instruments that may require it; but no such committee shall have the power or authority to amend the Certificates, adopt an agreement of merger, combination or consolidation, recommend to the Member the sale, lease or exchange of all or substantially all of the Company's property and assets, recommend to the Member a dissolution of the Company, or amend this Agreement, and, unless the authorization expressly so provides, no such committee shall have the power or authority to authorize a distribution, to authorize the issuance of ownership or membership interests in the Company or to adopt a certificate of merger. Such committee or committees shall have such name or names as may be determined from time to time by the Member or the Board. Unless otherwise specifically determined by the Member or the Board, the provisions of this Agreement that govern meetings, actions without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall also apply to meetings of committees and their members.

               (ii) The Member hereby establishes an executive committee of the Board (the "Executive Committee"); such Executive Committee shall have and may exercise all the powers and authority of the Board except as otherwise provided in this Agreement, and may authorize the seal of the Company to be affixed to all instruments that may require it. The Executive Committee shall keep minutes of its meetings and a record of its actions and report the same to the Board when so requested. The Member, Board or Executive Committee shall designate a chairman of the Executive Committee and may establish rules of procedure for the conduct of its business. The names of the initial members of the Executive Committee and the chairman thereof are set forth on Exhibit B attached hereto.

          (l) Officers. The Board shall have power and authority,  and is hereby
              --------
authorized and empowered, in the name and on behalf of the Company, to appoint one or more officers (the "Officers"), who shall have such titles and may exercise and perform such rights, duties, powers, authority, and authorization as the Board may provide and to delegate to one or more of such Officers or other persons the Board's rights and powers to manage and control the business and affairs of the Company, including, without limitation, to delegate to agents and employees of the Member or the Company and to delegate by a management agreement or other agreement with, or otherwise to, other persons. The names and titles of the initial Officers of the Company are set forth on Exhibit C
                                                                       ---------
attached hereto.
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

          (m) Liability of Member, Managers and Officers. Neither the Member nor any Manager or Officer shall be personally liable for the debts, obligations or liabilities ("Liabilities") of the Company, whether arising in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member or any Manager or Officer for Liabilities of the Company. The Member's and each Manager's and Officer's liability shall be limited to the fullest extent not prohibited by the Act and other applicable law.

     11. Capital Contributions.
         ----------------------

          (a) The Member shall be deemed to have made a capital contribution to the Company in the form of the transfer and assignment of all of the assets of Mirant Americas Generation, Inc. ("MAGI") to the Company pursuant to the Certificate of Conversion.

          (b) The above capital contribution is the only capital contribution required to be made by the Member. Unless the Member otherwise agrees, the Member shall not be required to contribute any additional capital to the Company.

     12.  Allocation of Net Profit and Net Loss. The Company's net profit or net
          -------------------------------------
loss for each fiscal year for federal and state income tax purposes shall be allocated to the Member in accordance with its Interest in the Company.

     13. Distributions.  Distributions shall be made to the Member in accordance
         --------------
with its Interest at the time and in the amounts determined by the Member. Notwithstanding the preceding sentence or any other provision to the contrary contained in this Agreement, no distribution shall be made to the Member if such distribution is prohibited by the Act.

         14. New Members. Additional members may be admitted to the Company only
             -----------
upon the prior consent of the Member. In the event that the Member desires to admit any new members to the Company, the Member shall amend and restate this Agreement in its entirety to reflect the management, business and affairs of the Company after the admission of any such new member.

     15.  Dissolution.  The Company  shall be dissolved and its affairs wound up
          ------------
only upon the occurrence of any of the following events:

          (a) The Member votes to dissolve the Company;

          (b) There are no members; or

          (c) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

The bankruptcy (as defined in the Act) of a person (as defined in the Act) that is a Member of the Company shall not cause such person to cease to be a member. Upon dissolution of the Company, the Member shall have power and authority, and shall be and hereby is authorized and empowered to, and shall, wind up the Company's affairs.
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     16. Winding Up, Liquidation and Distribution of Assets. Upon dissolution of
         --------------------------------------------------
the Company pursuant to Section 15, the Member or a liquidator shall distribute the assets of the Company in the following order of priority:

          (a) The payment of, or adequate provision for, the debts and obligations of the Company to its creditors (not including amounts owed to the Member);

          (b) The establishment of such reserves as the Member or liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

          (c) The payment of loans made to the Company by the Member; and

          (d) The distribution to the Member of the balance of the assets of the Company.

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated. The Member shall comply with any applicable requirements of the Act or other applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     17. Effect of  Dissolution.  Upon  dissolution,  the Company shall cease to
         ----------------------
carry on its  business,  and its affairs  shall be wound up in  accordance  with
Section 16 hereof and the Act.

         18.  Certificate  of  Cancellation.  When all  debts,  liabilities  and
              -----------------------------
obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Member, a Certificate of Cancellation shall be executed and filed with the Secretary of State in accordance with Section 18-203 of the Act.

     19. Amendment.  This Agreement may be amended or modified from time to time
         ---------
only by a written instrument signed by the Member. The Certificate of Formation may be amended or modified from time to time only with the prior consent of the Member.

     20. Miscellaneous Provisions.
         ------------------------

          (a) Entire Agreement.  This Agreement  represents the entire agreement
              ----------------
     between the Company and the Member concerning the subject matter hereof.

          (b)  Application  of  Delaware  Law.  This  Agreement  and the rights,
               ------------------------------
remedies, duties, powers, authority, and authorization of the parties hereto and the Company hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

          (c) Banking.  All funds of the Company  shall be deposited in its name
              -------
in an account or accounts as shall be designated from time to time by the Officers. The Officers are hereby authorized and directed to open such accounts with such banks as may be selected as depositories for the Company in the discretion of any of the Officers, and to deposit therein funds of the Company, drafts, checks and notes of the Company, payments on said accounts to be made in the Company name. Any such Officer is hereby authorized to execute and deliver
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resolutions  on such forms as may be presented  or required by such banks,  said forms to be completed with such information as the executing Officers may deem to be in the best interest of the Company. All such resolutions which may be required by banks hereafter selected by the Company dealing with the designation of such banks as depositories are hereby adopted as resolutions of the Board, and the Secretary or Assistant Secretary of the Company may hereafter attest to and execute such bank resolutions and/or forms without additional action of the Member or the Board.

          (d) No Third Party  Beneficiaries.  Nothing in this Agreement shall be
              -----------------------------
construed to create any duty, standard of care or liability of the Company, any Member, any Manager, or any affiliate or associate of the Company, any Member or any Manager, to or for the benefit of any person or entity not a party to this Agreement. Furthermore, the rights of the Company or of the Member under this Agreement to require any contributions to the capital of the Company shall not confer, nor shall they be construed as conferring, any rights or benefits to or upon any person or entity other than the Company and the Member, including, without limitation, any person or entity who has entered into any instrument of or binding upon the Company or any of its property.

          (e) No  Conflict of  Interest.  The Member and  Managers  shall not be
              -------------------------
required to act hereunder as their sole and exclusive business activity and the Member and Managers may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company, the Member nor the Managers shall have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. The Member and Managers may transact business with the Company and, subject to applicable laws, shall have the same rights and obligations with respect thereto as any other person. No transaction between the Member and the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if the transaction is fair and reasonable to the Company.

          (f)  Construction.   Whenever  the  singular  form  is  used  in  this
               ------------
Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

          (g)  Headings.  The  headings  in  this  Agreement  are  inserted  for
               --------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Agreement or any provision hereof.

          (h) Waivers. The failure of any party to seek redress for violation of
              -------
or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          (i)   Counterparts.   This  Agreement  may  be  executed  in  multiple
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

          (k)  Determination of Matters Not Provided for in this Agreement.  The
               -----------------------------------------------------------
Member shall,  pursuant to Section 10, decide any questions arising with respect
                                       9
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to the  Company  and this  Agreement  which are not  specifically  or  expressly provided for in this Agreement.

          (k)  Indemnification.  The Company shall  indemnify to the full extent
               ---------------
permitted by the Limited Liability Company Act of the State of Delaware or any other applicable laws as now or hereinafter in effect any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Manager or an Officer of the Company or serves or served at the request of the Company or any other enterprise as a Manager or an Officer. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this Section shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Manager or an Officer as provided above. No amendment of this Section shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise," shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service "at the request of the Company" shall include service as a Manager or an Officer of the Company which imposes duties on, or involves services by, such Manager or Officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. Notwithstanding the foregoing, no Manager or Officer shall be indemnified against liability for any intentional misconduct, any knowing violation of the law or any transaction in which such Manager or Officer receives a personal benefit in violation or breach of the Act or this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

                         Mirant Americas Generation, LLC

                         By: Mirant Americas, Inc., its sole member


                         ----------------------------------------
                         Name: Michael L. Smith
                         Title: Sr. Vice President and Chief Financial Officer


                         Mirant Americas, Inc., as Member


                         --------------------------------------
                         Name: Donald B. Dysert
                         Title: Vice President and Treasurer

                                    Exhibit A
                                    ---------

                                Initial Managers
                                ----------------

The number of initial Managers shall be seven (7) and their names and the name of the Chairman are set forth below:

                           Richard J. Pershing, Chairman
                           Donald B. Dysert
                           Randall E. Harrison
                           Gary J. Morsches
                           William T. Orr
                           David R. Rozier, Jr.
                           Michael L. Smith

                                    Exhibit B
                                    ---------

                               Executive Committee
                               -------------------

The initial members of the Executive Committee and its chairman are set forth below:

                           Richard J. Pershing, Chairman
                           Donald B. Dysert
                           Michael L. Smith

                                    Exhibit C
                                    ----------

                                Initial Officers
                                -----------------

         The initial Officers are set forth below:



 Name                         Title
 Richard J. Pershing          President & Chief Executive Officer
 Craig S. Lesser              Senior Vice President - External and Regulatory Affairs
 Randall E. Harrison          Senior Vice President and CEO -  West Region
 David R. Rozier, Jr.         Senior Vice President and CEO - South Region
 William T. Orr               Senior Vice President and CEO - Northeast Region
 Edwin H. Adams               Senior Vice President, Commerce and Technology
 Gary J. Morsches             Senior Vice President and CEO - East Region
 Michael L. Smith             Senior Vice President and Chief Financial Officer
 B. Sailesh Ramamurtie        Vice President & Risk Control Officer
 J. R. Harris                 Vice President & CEO - South America and Caribbean Region
 David T. Gallaspy            Vice President - E-Commerce
 Andrew W. Evans              Vice President, Structuring and Market Development
 Charles Facktor              Vice President, Labor Relations
 John L. O'Neal               Vice President and President - Mirant Mid-Atlantic
 Anne M. Cleary               Vice President and President - Mirant California
 Vincent P. Duane             Vice President & General Counsel
 Billy E. Johnson             Vice President - Human Resources
 Lisa D. Johnson              Vice President - Midwest Business Unit
 Alexander Eydeland           Vice President - Research
 Donald B. Dysert             Vice President and Treasurer
 Mark S. Lynch                Vice President and President & Chief Operating Officer -
 J. Robert Minter             Vice President, Governmental Affairs
 Pamela  S. Pierce            Vice President and President - Mirant Americas Energy Capital
 Robert E. McClure            Vice President - Information Technology
 Ronald L. Lepionka           Vice President & Controller
 Michelle H. Ancosky          Secretary
 James J. Coppola, Jr.        Assistant Comptroller & Assistant Treasurer
 Elizabeth B. Chandler        Assistant Secretary
 Sonnet C. Edmonds            Assistant Secretary
